As filed with the Securities and Exchange Commission on April 4, 2025.

Registration No. 333-284793

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Texas Ventures Acquisition III Corp
(Exact name of registrant as specified in its charter)

________________________

Cayman Islands	6770	98-1802457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

E. Scott Crist
c/o Texas Ventures Mgmt, LLC
5090 Richmond Ave, Suite 319
Houston, Texas 77056
713-599-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

5090 Richmond Ave, Suite 319
Houston, Texas 77056
713-599-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Richard Anslow, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 212-370-1300	Mitchell S. Nussbaum, Esq. Alexandria Kane, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 212-407-4000

________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Texas Ventures Acquisition III Corp is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-284793) (the “Registration Statement”) as an exhibit-only filing to file revised Exhibits 5.2 (including 23.3) and 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1.1*	Memorandum of Association.
3.1.2*	Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Ellenoff Grossman & Schole LLP.
5.2**	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant.
10.1*	Form of Letter Agreement among the Registrant, TV Partners III, LLC and each of the officers and directors of the Registrant.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement among the Registrant, TV Partners III, LLC and the Holders signatory thereto.
10.4*	Form of Private Placement Warrants Purchase Agreement between the Registrant and TV Partners III, LLC.
10.5*	Form of Private Placement Warrants Purchase Agreement between the Registrant and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC
10.6*	Form of Indemnity Agreement.
10.7*	Promissory Note issued to TV Partners III, LLC.
10.8*	Amended and Restated Promissory Note issued to TV Partners III, LLC.
10.9*	Securities Subscription Agreement between TV Partners III, LLC and the Registrant.
10.10*	Form of Administrative Services Agreement.
14.1*	Form of Code of Ethics.
23.1**	Consent of Withum Smith+Brown, PC.
23.2*	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1).
23.3**	Consent of Ogier (Cayman) LLP (included on Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page of the initial filing).
99.1*	Audit Committee Charter.
99.2*	Compensation Committee Charter.
99.3*	Consent of R. Greg Smith to be named as director nominee.
99.4*	Consent of Andrew Clark to be named as director nominee.
99.5*	Consent of Harvin Moore to be named as director nominee.
99.6*	Consent of Aruna Viswanathan to be named as director nominee.
107*	Filing Fee Table.

____________

*        Previously filed.

**      Filed herewith.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 4th day of April 2025.

Texas Ventures Acquisition III Corp
By:	/s/ E. Scott Crist
Name:	E. Scott Crist
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of E. Scott Crist and R. Greg Smith his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ E. Scott Crist	Chief Executive Officer and Director	April 4, 2025
E. Scott Crist	(principal executive officer)
/s/ R. Greg Smith	Chief Financial Officer	April 4, 2025
R. Greg Smith	(principal financial and accounting officer)

II-2

Authorized representative IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Texas Ventures Acquisition III Corp, in New York, New York, on the 4th day of April 2025.

By:	/s/ E. Scott Crist
Name:	E. Scott Crist
Title:	Chief Executive Officer

II-3